                                                                    Exhibit 10.1

                        THIRD LOAN MODIFICATION AGREEMENT

        This Third Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of November 9, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and VOXWARE, INC., a Delaware corporation, with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 29, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of May 28, 2004, by and between Borrower and Bank, and as further amended by a certain Second Loan Modification Agreement dated as of December 8, 2004, by and between Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.      DESCRIPTION OF CHANGE IN TERMS.

        A.      Modifications to Loan Agreement.

                1. The Loan Agreement shall be amended by inserting the following new provision entitled "Equipment Advances" to appear as Section 2.1.3 thereof:

                        "2.1.3  EQUIPMENT ADVANCES.

                                (a) AVAILABILITY. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, an "Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Equipment Line. Equipment Advances may only be used to finance Eligible Equipment purchased within ninety
                        (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance, and no Equipment Advance may exceed 100% of the total invoice for Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment. Notwithstanding the foregoing, the initial Equipment Advance hereunder (the "Initial Equipment Advance") may be used to reimburse Borrower for Eligible Equipment purchased on or after April 1, 2005, provided that: (i) the Initial Equipment Advance is requested on the Closing Date, and (ii) the Initial Equipment Advance shall be in amount equal to at least One Hundred Thousand Dollars ($100,000.00). Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the Equipment Line shall be used to finance Other Equipment. After repayment, no Equipment Advance may be reborrowed.

                                (b)     INTEREST PAYMENTS. Commencing on the
                        first Payment Date of the month following the month in which the Funding Date occurs (or commencing on the

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                        Funding Date if the Funding Date is the first calendar
                        day of the month), Borrower shall make monthly payments of interest at the rate set forth in Section 2.1.3(d).

                                (c)     REPAYMENT. Commencing on May 9, 2006
                        (the "Amortization Date"), and continuing on the Payment Date of each month thereafter, for the aggregate outstanding Equipment Advances, Borrower shall make: (i) thirty (30) equal monthly installments of principal, calculated by the Bank, based upon (A) the amount of the aggregate Equipment Advances, and (2) an amortization schedule equal to thirty (30) months, plus (ii) interest on the outstanding principal amount of the Equipment Advances at the rate set forth in Section 2.1.3(d), below (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"). All unpaid principal and accrued interest is due and payable in full on the Maturity Date. Payment received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

                                (d)     INTEREST RATE. Borrower shall pay
                        interest on each Payment Date on the unpaid principal amount of each Equipment Advance until such Equipment Advance has been paid in full. Interest shall accrue at the floating per annum rate of interest equal to the aggregate of the Prime Rate and one and three-quarters of one percent (1.75%) per annum. Notwithstanding the foregoing, on the Amortization Date, at the election of the Borrower, interest may accrue at the fixed per annum rate of interest equal to the aggregate of the Prime Rate and one and three-quarters of one percent (1.75%) per annum, determined by the Bank as of the Amortization Date. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

                                (e)     BORROWING PROCEDURE. To obtain an
                        Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The Borrower shall include with such notice a Payment/Advance Form signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed."

                2. The Loan Agreement shall be amended such that the provision entitled "Undisbursed Credit Extensions" shall be renumbered to appear as Section 2.1.4.

                3. The Loan Agreement shall be amended by inserting the following language to appear at the end of the first paragraph in Section 4.1 thereof:

                        "Notwithstanding the foregoing, the Obligations relating solely to the Equipment Advances shall be secured only by the 2005 Collateral."

                4. The Loan Agreement shall be amended by inserting the following new provision "Financial Covenants" to appear as Section 6.11 thereof:

                        "6.11   FINANCIAL COVENANTS.

                                Borrower shall maintain, at all times, to be
                        tested as of the last day of each month, unless otherwise noted:

                                (a) ADJUSTED QUICK RATIO. To be tested as of the last day of each month, beginning with the month ending November 30, 2005, Borrower shall maintain an Adjusted Quick Ratio of at least 1.5 to 1.0.

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                                (b)     MINIMUM TANGIBLE NET WORTH. Borrower
                        shall maintain a minimum Tangible Net Worth of: (i) (a) Three Million Two Hundred Seventy-Five Thousand Dollars ($3,275,000.00) as of the last day of each month which is not the final month in a quarter, and (b) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) on the last day of each quarter, plus
                        (ii) beginning on June 30, 2006, and on an annual basis thereafter, an amount equal to fifty percent (50.0%) of Borrower's Net Income for the prior year, for any applicable period, determined in accordance with GAAP."

                5. The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 7.1 thereof:

                                "Borrower shall not enter into an agreement with
                        any Person other than Bank which restricts the subsequent granting of a security interest in the Intellectual Property."

                6. The Loan Agreement shall be amended by deleting subsection (c) of "Permitted Liens" appearing in Section
                        13.1 thereof, in its entirety and inserting in lieu thereof the following:

                                "(c)    Purchase money Liens in an amount not to
                        exceed Five Hundred Thousand Dollars ($500,000.00), in the aggregate during any fiscal year: (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;"

                7. The Loan Agreement shall be amended by restating the definition of "Collateral" appearing in Section 13.1 as follows:

                        ""Collateral" shall mean the 2003 Collateral or the 2005 Collateral, as applicable.

                8. The Loan Agreement shall be amended by deleting the definition of "Credit Extensions" appearing in Section
                        13.1 thereof in its entirety, and inserting in lieu thereof the following:

                        ""Credit Extensions" " is any Advance, Equipment Advance, Term Loan, or any other extension of credit by Bank for Borrower's benefit."

                9. The Loan Agreement shall be amended by inserting the following provision to appear as subsection (v) in the definition of "Material Adverse Change" as set forth in
                        Section 13.1:

                                "(v)    Bank determines based upon information
                        available to it and in its reasonable judgment that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period."

                10. The Loan Agreement shall be amended by inserting the following definitions to appear alphabetically in
                        Section 13.1 thereof:

                        ""ADJUSTED QUICK RATIO" is a ratio of Quick Assets to Quick Liabilities."

                        ""BOARD" is the Borrower's Board of Directors."

                        ""2003 COLLATERAL" is any and all properties, rights and assets of Borrower described on EXHIBIT A."

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                        ""2005 COLLATERAL" is any and all properties, rights and
                        assets of Borrower described on EXHIBIT A-1."

                        ""CURRENT LIABILITIES" are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower's Total Liabilities that mature within one (1) year."

                        ""DEFERRED REVENUE" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue."

                        ""DRAW PERIOD" shall mean May 9, 2006 (the date which is six (6) months from the date of this Third Loan Modification Agreement)."

                        ""ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects and in which Bank has a first priority Lien."

                        ""EQUIPMENT ADVANCE" or "EQUIPMENT ADVANCES" is defined in Section 2.1.3."

                        ""EQUIPMENT LINE" is an Equipment Advance or Equipment Advances in an aggregate amount of up to One Million Dollars ($1,000,000.00) outstanding at any one time."

                        ""FUNDING DATE" is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day."

                        ""MATURITY DATE" is October 9, 2008 (date which is 30 months from the Draw Period), or if earlier, the date of prepayment or the date of acceleration of the Advance by Agent following an Event of Default."

                        ""OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses."

                        ""QUICK ASSETS" is, on any date, Borrower's unrestricted cash, plus billed accounts receivable."

                        ""QUICK LIABILITIES" are Current Liabilities, less the current portion of: (i) Subordinated Debt, (ii) Deferred Revenue, and (iii) accrued bonuses due to employees."

                        ""SCHEDULED PAYMENT" or "Scheduled Payments" is defined in Section 2.1.3(c).

                        "" TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries MINUS (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, MINUS (b) Total Liabilities, PLUS (c) Subordinated Debt."

                        ""TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt."

                11. The Compliance Certificate appearing as EXHIBIT C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.

                12. The Loan Agreement shall be amended by inserting EXHIBIT A-1, attached as EXHIBIT B hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. GOOD FAITH DEPOSIT. Borrower has paid to Bank a Good Faith Deposit of Five Thousand Dollars ($5,000.00) (the "Good Faith Deposit") to initiate Bank's due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses, shall be applied towards the modification fee (as set forth in Paragraph 4 above).

6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of December 29, 2003, between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing, in all material respects, of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, and shall remain in full force and effect.

7. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 29, 2003, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed in any material respect, as of the date hereof.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                 BANK:

VOXWARE, INC.                             SILICON VALLEY BANK

By:    /s/ Paul Commons                   By:    /s/ Thomas F. Gordon
   ----------------------------------        ----------------------------------

Name:  Paul Commons                       Name:  Thomas F. Gordon
     --------------------------------          --------------------------------

Title: Vice President & CFO               Title: Relationship Manager
      -------------------------------           -------------------------------


        The undersigned, VERBEX ACQUISITION CORPORATION, a Delaware corporation ("Guarantor") hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (A) a certain Unlimited Guaranty of the obligations of Borrower to Bank dated January 27, 2004 (the "Guaranty"), (B) a certain Security Agreement by Guarantor in favor of Bank dated January 27, 2004 (the "Security Agreement");(ii) acknowledges, confirms and agrees that the Guaranty, and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

                                      VERBEX ACQUISITION CORPORATION


                                         /s/ Paul Commons
                                      ------------------------------------

                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK

FROM:   VOXWARE, INC.

        The undersigned authorized officer of Voxware, Inc., certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

        PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

        REPORTING COVENANT                            REQUIRED                                  COMPLIES
        ------------------                            --------                                  --------

        Interim financial statements with CC          Monthly within 30 days                    Yes   No
        Annual (CPA Audited)                          FYE within 120 days                       Yes   No
        Board Minutes                                 Monthly and as requested by Bank          Yes   No

        The following Intellectual Property was registered after the Closing Date (if blank, read "None")

        -------------------------------------------------------------------------------------------------

        -------------------------------------------------------------------------------------------------


------------------------------------------------------------ ------------- ------------ -----------------
                    FINANCIAL COVENANT                         REQUIRED       ACTUAL         COMPLIES
------------------------------------------------------------ ------------- ------------ -----------------

------------------------------------------------------------ ------------- ------------ -----------------
 Maintain on a Monthly Basis:
------------------------------------------------------------ ------------- ------------ -----------------
 Minimum Adjusted Quick Ratio                                 1.5:1.0       _____:1.0        Yes No
------------------------------------------------------------ ------------- ------------ -----------------
 Maintain on a Intra-Quarterly and Quarterly Basis
------------------------------------------------------------ ------------- ------------ -----------------
 Minimum Tangible Net Worth                                   $_______*     $_______         Yes No
------------------------------------------------------------ ------------- ------------ -----------------

------------------------------------------------------------ ------------- ------------ -----------------
 *As set forth in Section 6.11(b)
------------------------------------------------------------ ------------- ------------ -----------------


                                                           ----------------------------------------------
COMMENTS REGARDING EXCEPTIONS:  See Attached.                                BANK USE ONLY
                                                           Received by:
                                                                       --------------------------------
Sincerely,                                                                   AUTHORIZED SIGNER
                                                           Date:
--------------------------------------                          ---------------------------------------
SIGNATURE
                                                           Verified:
--------------------------------------                              -----------------------------------
TITLE                                                                       AUTHORIZED SIGNER
                                                           Date:
--------------------------------------                          ---------------------------------------
DATE
                                                           Compliance Status:      Yes     No
                                                           ----------------------------------------------

                                    EXHIBIT B

                                   EXHIBIT A-1


The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

        All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

        all Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

        Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.